EXHIBIT 99.1

The identity and the Item 3 classification of the relevant subsidiary are: National Bank Financial Inc., which is a non-U.S. institution in accordance with §240.13d-1(b)(1)(ii)(J). The type of institution is: Broker-Dealer.